SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2003

SE GLOBAL EQUITIES CORP.
(Exact name of Registrant as specified in charter)

MINNESOTA
(State or other jurisdiction of incorporation)

000-26347	410985135
(Commission File Number)	(IRS Employer Identification No.)

Suite 1200, 777 West Broadway, Vancouver, British Columbia, Canada V5Z 4J7
(Address of principal executive offices)

Registrant's telephone number, including area code: (604) 871-9909

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

Not Applicable.

ITEM 6. RESIGNATION OF DIRECTORS

Mr. Anish Sunderji has resigned as a director of the Company due to personal reasons. Se Global Equities Corp. is not replacing Mr. Sunderji at this time.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

EXHIBITS

17. Letter regarding resignation of director.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SE GLOBAL EQUITIES CORP

By:

/s/ Toby Chu
_________________________________

Toby Chu, President and CEO

Dated: June 20, 2003